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                                                                     EXHIBIT 5.1

                             WHITE & MCDERMOTT, P.C.
                                65 William Street
                               Wellesley, MA 02481

                                  March 9, 2000

Novavax, Inc.
8320 Guilford Road
Columbia, MD  21046

Gentlemen:

         We have assisted with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 3,903,619 shares of common stock, $.01 par value (the "Common Stock"), of Novavax, Inc. (the "Company") of which 2,813,850 were acquired by various purchasers and placement agents in connection with the closing of the Company's private placement under the terms of a Stock and Warrant Purchase Agreement dated January 28, 2000 between the Company and those purchasers identified therein (the "Purchased Shares"), 987,845 of which may be acquired by those purchasers and placement agents upon the exercise of warrants issued in connection with the private placement, 50,000 of which may be acquired by The Research Works, Inc. pursuant to a warrant issued in November, 1996 and 54,924 of which may be acquired by Vector Securities International, Inc. pursuant to a warrant issued in October, 1996 (the "Warrant Shares").

         We have examined the most recent Amendment to the Certificate of Incorporation and the Restated Certificate of Incorporation, the By-laws of the Company and all amendments thereto and have examined and relied on originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the authenticity of the originals of the latter documents.

         Based upon and subject to the foregoing, we are of the opinion that (i) the Purchased Shares have been duly and validly authorized and issued and are fully paid and non-assessable, and (ii) the Warrant Shares have been duly and validly authorized for issuance and when issued on the terms contemplated by the warrants and the Stock and Warrant Purchase Agreement, will be fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.



                                              Very truly yours,

                                              White & McDermott, P.C.



                                              By: /s/ David A. White
                                                  --------------------------
                                                  David A. White